UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

MATSON, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-34187	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway

Honolulu, Hawaii 96819

(Address of principal executive office and zip code)

(808) 848-1211

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 25, 2013, Matson, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders, at which: (i) seven directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2013 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 12, 2013.  The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2013 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Vote
W. Blake Baird	33,389,543	656,873	3,635,741
Michael J. Chun	33,294,116	752,300	3,635,741
Matthew J. Cox	33,719,559	326,857	3,635,741
Walter A. Dods, Jr.	33,275,314	771,102	3,635,741
Thomas B. Fargo	33,393,092	653,324	3,635,741
Constance H. Lau	33,355,908	690,508	3,635,741
Jeffrey N. Watanabe	33,367,927	678,489	3,635,741

Proposal 2: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
33,325,228	647,501	73,687	3,635,741

Proposal 3: Ratification of Independent Registered Accounting Firm

For	Against	Abstain	Broker Non-Vote
37,497,602	155,304	29,251	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2013

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President,
Chief Financial Officer